                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                CRIIMI MAE INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                                 CRIIMI MAE INC.
                              11200 ROCKVILLE PIKE
                            ROCKVILLE, MARYLAND 20852




                                                                  March 25, 1996
Dear Shareholder:

    You are cordially invited to attend the Annual Meeting of Shareholders of CRIIMI MAE Inc. to be held on Tuesday, May 7, 1996. The formal Notice of the meeting and a Proxy Statement describing the purposes of the meeting are enclosed. Please give them your prompt and careful attention.

    Please read the Proxy Statement and complete, sign and return your proxy in the enclosed envelope promptly. No postage is necessary if mailed in the United States.

    Thank you for your cooperation and prompt reply.


                              Sincerely,



                              WILLIAM B. DOCKSER
                              CHAIRMAN OF THE BOARD

                                 CRIIMI MAE INC.
                                  _____________

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  _____________


     The Annual Meeting of Shareholders of CRIIMI MAE Inc. (the
"Corporation") will be held on May 7, 1996, at 10:00 a.m. at the Hyatt Regency Bethesda, One Bethesda Metro Center, Bethesda, Maryland for the following purposes:

     1. To elect two Class I directors as set forth in the accompanying Proxy Statement to hold office until their successors are elected and qualified;

     2. To consider and vote upon a proposal to approve the CRIIMI MAE Inc. 1996 Non-Employee Director Stock Plan authorizing:

        (i) annual grants to the Corporation's unaffiliated directors of common stock and options to purchase common stock; and

        (ii) the Corporation's unaffiliated directors to elect to receive all or a portion of their annual cash retainer in the form of additional common stock and/or options to purchase common stock.

     3. To transact such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on March 18, 1996 as the record date for shares entitled to vote at the meeting.

     A Proxy Statement, proxy and the Corporation's Annual Report to Shareholders (including audited financial statements) for the fiscal year ended December 31, 1995 are enclosed with this Notice.

     You are requested, if you cannot be present at the meeting, to complete, sign and return the proxy in the enclosed business reply envelope promptly.

                              BY ORDER OF THE BOARD OF DIRECTORS



                              H. WILLIAM WILLOUGHBY
                              SECRETARY

March 25, 1996





IMPORTANT: PLEASE FILL IN, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE PROVIDED TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN THOUGH YOU HAVE PREVIOUSLY SENT IN YOUR PROXY.

                                 CRIIMI MAE INC.
                              11200 ROCKVILLE PIKE
                            ROCKVILLE, MARYLAND 20852
                                _________________

                                 PROXY STATEMENT
                                _________________


     This Proxy Statement is furnished by the Board of Directors (the "Board") in connection with its solicitation of proxies for use at the Annual Meeting of Shareholders on May 7, 1996, and at any and all adjournments thereof (the "Meeting"). Mailing of this Proxy Statement will commence on or about March 25, 1996. The Corporation's Annual Report to Shareholders (including audited financial statements) for the fiscal year ended December 31, 1995 and a form of proxy for use at the Meeting are enclosed.

     If the proxy is properly executed and returned, the shares it represents will be voted at the Meeting in accordance with the instructions noted thereon. If no direction is indicated, such shares will be voted: (1) FOR the nominated directors; (2) FOR the approval of the CRIIMI MAE Inc. 1996 Non-Employee Director Stock Plan (the "Director Stock Plan"); and (3) for or against such other matters as may properly come before the Meeting in the discretion of the proxy holders. The Corporation's management knows of no matter to be brought before the Meeting which is not referred to in the Notice of Meeting and this Proxy Statement. If, however, any other matter comes before the Meeting, the proxy will be voted in accordance with the judgment of the person or persons voting such proxy, unless the proxy contains instructions to the contrary. Any shareholder executing a proxy has the power to revoke it at any time before it is voted by submitting a duly executed proxy bearing a later date, or by attending the Meeting and orally withdrawing the proxy.

     The voting securities of the Corporation consist of shares of common stock, $.01 par value per share ("Common Shares"), of which 30,407,024 Common Shares were issued and outstanding at the close of business on the record date for the Meeting, March 18, 1996. Shareholders of record at the close of business on March 18, 1996 will be entitled to vote at the Meeting. Each Common Share is entitled to one vote. Shareholders do not have cumulative voting rights. The election of directors and the approval of the Director Stock Plan, as well as any other matters or proposals that come before the Meeting, will be determined by the affirmative vote of at least a majority of the Common Shares represented at the Meeting in person or by proxy, and entitled to vote. The holder of each outstanding Common Share is entitled to vote for as many nominees as there are directors to be elected. An abstention or broker non-vote on any such matter will not change the number of votes cast for or against the matter.

                              ELECTION OF DIRECTORS

     Members of the Board serve staggered three-year terms. Two Class I directors are to be elected at the Meeting, each to serve until the 1999 Annual Meeting of Shareholders or until their successors have been duly elected and qualified. Unless authority to vote for one or both of the nominees is withheld, it is intended that Common Shares represented by proxies in the form accompanying this Proxy Statement will be voted for the election of the nominees listed below, each of whom is currently a Class I director of the Corporation. In case any such nominee becomes unable or unwilling to stand for election as a director for any reason not currently known or contemplated, the Common Shares represented by such proxies will be voted by the proxy holders for such other person as may be designated by the Board.

                   PERSONS NOMINATED FOR ELECTION AS DIRECTORS

CLASS I DIRECTORS


        NAME                       PRINCIPAL OCCUPATION                    AGE
        ----                       --------------------                    ---

H. William Willoughby     Director and Secretary of the Corporation         49
                          and of CRI Liquidating REIT, Inc., an
                          approximately 57%-owned subsidiary of the
                          Corporation ("Liquidating REIT") since 1989;
                          President of the Corporation and of
                          Liquidating REIT since 1990; Director
                          and shareholder of C.R.I., Inc. ("CRI")
                          since 1974;  Secretary of CRI from 1974
                          to 1990 and President of CRI since 1990.


        NAME                       PRINCIPAL OCCUPATION                    AGE
        ----                       --------------------                    ---

Garrett G. Carlson, Sr.*  Director of the Corporation and of                59
                          Liquidating REIT since 1989; Chairman of
                          the Board of SCA Realty Holdings, Inc.
                          since 1985; President of Can-American
                          Realty Corp. and Canadian Financial
                          Corp. since 1979 and 1974, respectively;
                          Vice Chairman of Shelter Development
                          Corporation Ltd. since 1983 and
                          President of Garrett Real Estate
                          Development since 1982.


     The remainder of the Board constitutes the Class II and Class III directors, none of whom will stand for election at the Meeting, as their terms will expire in 1997 and 1998, respectively.

                         DIRECTORS CONTINUING IN OFFICE

CLASS II DIRECTORS


                                                                                    YEAR TERM
        NAME                       PRINCIPAL OCCUPATION                    AGE      EXPIRES
        ----                       --------------------                    ---      ---------

Robert F. Tardio*         Director of the Corporation and of                66      1997
                          Liquidating REIT since 1989;  Chairman
                          of the Tardio Corporation from 1986 to
                          1995; Chairman of the Board and Chief
                          Executive Officer of Sovran
                          Bank/Maryland from April 1986 to June
                          1986; Chairman of the Board and Chief
                          Executive Officer of Suburban Bancorp
                          and Suburban Bank, Bethesda, MD, from
                          1979 to 1986; Independent Financial
                          Consultant from 1986 to present;
                          Director of Washington Mutual Investors
                          Fund (Advisory Board), AW Industries and
                          Chairman of the Metropolitan Washington
                          Airports Authority.

                                                                                    YEAR TERM
        NAME                       PRINCIPAL OCCUPATION                    AGE      EXPIRES
        ----                       --------------------                    ---      ---------

Larry H. Dale*            Director of the Corporation and of               50       1997
                          Liquidating REIT since January 1996;
                          Senior Adviser, Housing Investment Fund,
                          Federal National Mortgage Association
                          ("Fannie Mae");  Executive Director of
                          Fannie Mae's National Housing Impact
                          Division from 1993 to 1995; Senior Vice
                          President-marketing and mortgage-backed
                          securities and Senior Vice President-
                          multifamily finance and housing initiatives
                          for Fannie Mae from 1987 to 1993; Vice
                          President with Newman and Associates
                          from 1984 to 1987; President of Mid City
                          Financial Corporation from 1981 to 1983;
                          employed by the U.S. Department of Housing
                          and Urban Development from 1971 to 1981,
                          serving as a deputy to the Assistant Secretary
                          for Housing/FHA Commissioner from 1979 to 1981.


_______________________
*Unaffiliated Director

CLASS III DIRECTORS


                                                                                    YEAR TERM
        NAME                       PRINCIPAL OCCUPATION                    AGE      EXPIRES
        ----                       --------------------                    ---      ---------

William B. Dockser        Chairman of the Board of the Corporation         59       1998
                          and of  Liquidating REIT since 1989;
                          Chairman of the Board and shareholder of
                          CRI since 1974.

G. Richard Dunnells*      Director of the Corporation and of               58       1998
                          Liquidating REIT since 1991; Partner in
                          the Washington, D.C. office and Director
                          of the law firm of Holland & Knight
                          since January 1994; Chairman of the
                          Washington, D.C. law firm of Dunnells &
                          Duvall from 1989 to 1993; Senior Partner
                          of such law firm from 1973 to 1993;
                          Special Assistant to the Under-Secretary
                          and Deputy Assistant Secretary for
                          Housing and Urban Renewal and Deputy
                          Assistant Secretary for Housing
                          Management with the U.S. Department of
                          Housing and Urban Development from 1969
                          to 1973; President's Commission on
                          Housing from 1981 to 1982.


______________________
*Unaffiliated Director

     During 1995, the Board met twice in person, six times by conference telephone and action was taken by unanimous written consent on seven occasions. All then serving members of the Board attended 80% of the total number of meetings of the Board and Board committees on which they served. Pursuant to the Corporation's Bylaws, a majority of the Board shall at all times consist of directors who are not officers or employees of the Corporation and do not perform any services for the Corporation other than as a director ("Unaffiliated Directors").

     The Board has an Audit Committee currently comprised of Messrs. Carlson, Dunnells and Tardio, each of whom is an Unaffiliated Director. The functions performed by the Audit Committee are to: recommend independent auditors to the Corporation; review the scope of the audit, audit fees, the audit report and the management letter with the Corporation's independent auditors; review the financial statements of the Corporation; review and approve non-audit services provided by the independent auditors; and consult with the independent auditors and management with regard to the adequacy of internal controls. The Audit Committee met twice in 1995.

     The Board has a Stock Option Committee currently comprised of Messrs. Carlson, Dunnells and Tardio. The Stock Option Committee was formed to administer the CRIIMI MAE Stock Option Plan For Key Employees (the "Employee Stock Option Plan"). The Stock Option Committee must consist of at least three members of the Board, appointed from time to time (and removable) by the Board. The Stock Option Committee did not meet in 1995.

      The Board does not currently have a standing compensation or nominating committee.

     A Special Committee of the Board, comprised of Messrs. Carlson, Dunnells and Tardio, was appointed to consider whether, and on what basis, the Corporation should become self-administered and self-managed, including a proposed merger in which a newly formed subsidiary of the Corporation would succeed to substantially all of the mortgage advisory, servicing and related businesses of CRI and its affiliates, including the activities previously performed on the Corporation's behalf by its former adviser, an affiliate of CRI, and related transactions. The Special Committee met 10 times in 1995. For a description of the transaction, see "Certain Transactions" below.

     EXECUTIVE OFFICERS. In addition to Messrs. Dockser and Willoughby, whose business experience is set forth in the above table, Jay R. Cohen, 55, has served as Executive Vice President of the Corporation and of Liquidating REIT since 1989, and as Treasurer of the Corporation and of Liquidating REIT since 1990. Mr. Cohen was Senior Vice President--Mortgages of CRI from 1983 to June 1995 and President of CRICO Mortgage Company, Inc., an affiliate of CRI, from 1985 to June 1995, at which time it merged into CRIIMI MAE Management, Inc., a wholly owned subsidiary of the Corporation, in connection with the transaction described below under "Certain Transactions." Frederick J. Burchill, 47, has served as Executive Vice President of the Corporation since 1991 and of Liquidating REIT since 1995. Mr. Burchill served as Senior Vice President of CRI from 1990 to June 1995. Cynthia O. Azzara, 36, has served as Chief Financial Officer of the Corporation and of Liquidating REIT since 1994 and as Senior Vice President of the Corporation and of Liquidating REIT since 1995. Ms. Azzara served in the Accounting and Finance Departments of CRI from 1985 to June 1995. Deborah A. Linn, 40, has served as General Counsel of the Corporation and of Liquidating REIT since 1995. Ms. Linn served in the Office of General Counsel of CRI from 1988 until June 1995, serving as General Counsel from 1992 until June 1995. Executive officers of the Corporation are elected annually by the Board and serve at the Board's discretion.


                      BENEFICIAL OWNERSHIP OF COMMON SHARES

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information regarding the beneficial ownership of more than 5% of the Corporation's Common Shares as of March 1, 1996. Such information is based upon filings received by the Corporation under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and other information available to the Corporation.


                         COMMON SHARES           PERCENTAGE OF OUTSTANDING
       NAME            BENEFICIALLY OWNED    COMMON SHARES BENEFICIALLY OWNED
       ----            ------------------    --------------------------------

William B. Dockser      1,561,099(a)(b)                     5.1


___________________

  (a) Includes 2,767 Common Shares owned by CRI, of which Messrs. Dockser and Willoughby are the sole shareholders.

  (b) Includes 104,343 Common Shares held by Mr. Dockser's wife, 125,000 Common Shares held by the William B. Dockser '59 Charitable Lead Annuity Trust and 140,000 Common Shares held by the Dockser Family Foundation.

SECURITY OWNERSHIP OF MANAGEMENT

  The following table sets forth certain information regarding the beneficial ownership of Common Shares as of March 1, 1996 by each director and by all officers and directors of the Corporation as a group. Unless otherwise indicated, the voting and investment powers for the Common Shares listed are held solely by the named holder.


                                COMMON SHARES              PERCENTAGE OF OUTSTANDING
       NAME                   BENEFICIALLY OWNED        COMMON SHARES BENEFICIALLY OWNED
       ----                   ------------------        ---------------------------------

William B. Dockser           1,561,099 (a)(b)                         5.1
H. William Willoughby        1,415,100 (a)(c)                         4.7
Garrett G. Carlson, Sr.          9,300 (d)                              *
Larry H. Dale                    1,000                                  *
G. Richard Dunnells              5,333                                  *
Robert F. Tardio                   349                                  *
All Directors and
 Executive Officers
 as a Group (10 persons)     3,144,330 (a)(b)(c)(d)                  10.3

______________
* Less than 1%.

  (a) Includes 2,767 Common Shares owned by CRI, of which Messrs. Dockser and Willoughby are the sole shareholders.

  (b) Includes 104,343 Common Shares held by Mr. Dockser's wife, 125,000 Common Shares held by the William B. Dockser '59 Charitable Lead Annuity Trust and 140,000 Common Shares held by the Dockser Family Foundation.

  (c) Includes 41,700 Common Shares held by Mr. Willoughby's wife.

  (d) Includes 1,000 Common Shares held by Mr. Carlson's wife and 7,300 Common Shares held by two partnerships in which Mr. Carlson is the sole general partner.

    Except as otherwise noted, based solely on its review of Forms 3 and 4 and amendments thereto furnished to the Corporation, and written representations from certain reporting persons that no Forms 5 were required for those persons, the Corporation believes that all directors, officers and beneficial owners of more than 10% of the Common Shares have filed on a timely basis Forms 3, 4 and 5 as required in the fiscal year ended December 31, 1995. Ms. Linn, an executive officer of the Corporation, did file a delinquent Form 4 solely to report an automatic purchase of Common Shares for her account pursuant to the Corporation's Dividend Reinvestment Plan.


                             DIRECTORS' REMUNERATION

    Directors of the Corporation who are also employees received no additional compensation for their services as directors in 1995. Each Unaffiliated Director receives an aggregate fee of $12,000 per year for services as a director plus a fee of $750 (for telephonic meetings) and $1,500 (for in-person meetings) for each meeting in which such director participates, including committee meetings held on days when the Board is not meeting. In addition, the Corporation reimburses directors and officers (including those employed by the Corporation as executive officers) for travel and other expenses incurred in connection with their duties as directors or officers of the Corporation. Each of Messrs. Carlson, Dunnells and Tardio were paid $12,000 by the Corporation for their services as Unaffiliated Directors during the year ended December 31, 1995, plus traveling expenses, $1,500 per day for meetings attended, including committee meetings held on days when the Board was not meeting, and $750 per telephonic
meeting in which they participated.   See "Election of Directors" above and
"Proposal to Approve the CRIIMI MAE Inc. 1996 Non-Employee Director Stock Plan" below.


                             EXECUTIVE COMPENSATION

    Prior to the merger in June 1995, described in "Certain Transactions" below (the "Merger"), the Corporation engaged the services of CRI Insured Mortgage Associates Adviser Limited Partnership, an adviser affiliated with CRI (the "Adviser"), to manage the day-to-day affairs of the Corporation, and therefore did not pay any compensation or grant any stock options to its executive officers. However, upon consummation of the Merger on June 30, 1995 (the "Closing Date"), the Corporation became a self-administered real estate investment trust. In connection with the Merger, the Corporation and its executive officers entered into certain executive compensation arrangements and other transactions as discussed below. See "Employment and Noncompetition Agreements" and "Certain Transactions."


SUMMARY COMPENSATION TABLE

    The following table sets forth the cash and non-cash compensation awarded to the Chairman of the Board and each of the other five most highly compensated executive officers of the Corporation whose income exceeded $100,000 during the fiscal year ended December 31, 1995. None of the Corporation's executive officers received cash or non-cash compensation prior to the Merger which occurred on June 30, 1995.

                           SUMMARY COMPENSATION TABLE


                                                                      Long Term Compensation
                                                                              Awards
                                                                     Restricted     Securities
                                            Annual Compensation        Stock        Underlying      All Other
                                           Salary(1)    Bonus(1)       Awards         Options     Compensation

Name and Principal Position       Year        $            $             $              #             $
---------------------------       ----     -------     ---------     ----------     ---------     ------------
William B. Dockser                1995     $62,500          -0-          -0-        1,500,000     $130,297(2)
   Chairman of the Board

H. William Willoughby             1995     $62,500          -0-          -0-        1,500,000     $130,297(2)
   President and Secretary

Jay R. Cohen                      1995     $87,500      $70,000      $316,292(3)        65,000         -0-
   Executive Vice President
   and Treasurer

Frederick J. Burchill             1995     $87,500      $75,000      $316,292(3)        65,000         -0-
   Executive Vice President

Cynthia O. Azzara                 1995     $63,333      $25,000      $118,613(4)        25,000         -0-
   Senior Vice President and
   Chief Financial Officer

Deborah A. Linn                   1995     $64,167      $25,000      $118,613(4)        25,000         -0-
     General Counsel


___________________
(1) The amounts reported as annual salary and compensation bonus for each individual in the Summary Compensation Table relate to the period from the Closing Date of the Merger (June 30, 1995) through December 31, 1995. Prior to the Merger, none of the executive officers received cash or any other form of compensation from CRIIMI MAE.

(2) These amounts represent deferred compensation which CRIIMI MAE has agreed to pay for services performed in connection with the Merger. As discussed in "-Report of the Board on Executive Compensation" and "Certain Transactions--Merger" below, these amounts were paid solely from principal and interest received by CRIIMI MAE from CRI in connection with a
     receivable acquired   by CRIIMI MAE in the Merger.

(3) The 40,164 restricted Common Shares had a value of $336,374 at December 31, 1995. A total of 110,452 restricted Common Shares were awarded in 1995. The shares will vest in three equal installments on the first three anniversaries of the Closing Date of the Merger (June 30, 1995). Dividends are paid on the restricted stock.

(4) The 15,062 restricted Common Shares had a value of $126,144 at December 31, 1995. A total of 110,452 restricted Common Shares were awarded in 1995. The shares will vest in three equal installments on the first three anniversaries of the Closing Date of the merger (June 30, 1995). Dividends are paid on the restricted stock.


OPTION GRANTS IN FISCAL YEAR 1995

    The following table sets forth the options granted to the Corporation's Chairman and each of the five other most highly compensated executive officers with respect to the fiscal year ended December 31, 1995:

                        OPTION GRANTS IN LAST FISCAL YEAR


                          Common Shares       Options Granted
                          Underlying          to Employees         Exercise Price     Expiration        Grant Date
Name                      Options Granted     in Fiscal Year        ($/share)         Date              Present Value (3)
----                      ---------------     ---------------      --------------     -------------     -----------------

William B. Dockser          1,000,000(1)           31.0%              $ 9.77          June 30, 2003         $550,000
                              500,000(1)           15.5%               12.27          June 30, 2003          150,000
H. William Willoughby       1,000,000(1)           31.0%                9.77          June 30, 2003          550,000
                              500,000(1)           15.5%               12.27          June 30, 2003          150,000
Jay R. Cohen                   65,000(2)            2.0%                9.77          June 30, 2003           35,750
Frederick J. Burchill          65,000(2)            2.0%                9.77          June 30, 2003           35,750
Deborah A. Linn                25,000(2)            0.8%                9.77          June 30, 2003           13,750
Cynthia O. Azzara              25,000(2)            0.8%                9.77          June 30, 2003           13,750


(1) These options were granted on June 30, 1995, the Closing Date of the Merger, and will vest in equal installments on the first five anniversaries of the date of grant.

(2) These options were granted on June 30, 1995, the Closing Date of the Merger, and will vest in equal installments on the first three anniversaries of the date of grant.

(3) These values are based on American valuation using the Cox-Ross-Rubinstein option pricing model, of June 30, 1995, the grant date, using the following principal assumptions: expected stock price volatility 23.5%, risk free rate of return 8.12%, dividend yield 11% and options exercised upon vesting over three or five years, as applicable. No adjustments have been made for forfeitures or nontransferability. The actual value, if any, that the executive officer will realize from these options will depend solely on the increase in the stock price over the option price when the options are exercised.


  AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1995 AND FY-END 1995 OPTION VALUES

                                                                                              Value of unexercised
                                                                Number of unexercised         in-the-money options
                          Shares acquired     Value Realized    options at FY-end (#)         at FY-end ($)
Name                      on exercise (#)           ($)         exercisable/unexercisable     exercisable/unexercisable
----                      ---------------     ---------------   --------------------------    -------------------------

William B. Dockser              -0-                 -0-                 0/1,500,000                    (1)
H. William Willoughby           -0-                 -0-                 0/1,500,000                    (1)
Jay R. Cohen                    -0-                 -0-                    0/65,000                    (1)
Frederick J. Burchill           -0-                 -0-                    0/65,000                    (1)
Deborah A. Linn                 -0-                 -0-                    0/25,000                    (1)
Cynthia O. Azzara               -0-                 -0-                    0/25,000                    (1)


(1) The closing price on December 29, 1995, the last 1995 trading day for the Corporation's Common Shares, was $8.38 per Common Share. The exercise price of each of the options identified in this table is greater than such year end price.

EMPLOYMENT AND NONCOMPETITION AGREEMENTS

    In connection with the Merger, the Corporation, through its wholly owned operating subsidiary CRIIMI MAE Management, Inc. (the "Management Corporation"), entered into employment and noncompetition agreements with each of Messrs. Dockser and Willoughby. Messrs. Dockser's and Willoughby's employment agreements each provide for minimum annual compensation of $125,000 and a term expiring on June 30, 2000. The agreements require each of Messrs. Dockser and Willoughby to devote a substantial portion of such officer's time to the affairs of the Corporation and its affiliated entities, except that each of them may devote time to other existing business activities; provided that the time devoted to such other existing business activities does not interfere with the performance of his duties to the Corporation and its affiliated entities. The agreements define the phrase "substantial portion" to mean all of the time required to perform the services necessary and appropriate for the conduct of the businesses of the Corporation and its affiliated entities. The agreements also include provisions which prohibit Messrs. Dockser and Willoughby from competing with the Corporation or the Corporation's affiliates for at least six years from the Closing Date, subject to certain limited exceptions.

    The Management Corporation also entered into employment agreements with each of the other executive officers of the Corporation in connection with the Merger, namely Jay R. Cohen, Frederick J. Burchill, Deborah A. Linn and Cynthia O. Azzara (the "Other Executive Officers"). The Other Executive Officers' agreements have three-year terms and provide for minimum annual salaries of $175,000, $175,000, $130,000 and $130,000, respectively. The agreements also provide for certain minimum bonuses to be paid to each of the Other Executive Officers. The actual bonuses paid for 1995 were $70,000, $75,000, $25,000 and $25,000, respectively. Each of the agreements with the Other Executive Officers includes provisions prohibiting the Other Executive Officers from competing with the Corporation or the Corporation's affiliated entities while employed by the Management Corporation.

STOCK OPTIONS

     In connection with the Merger, each of Messrs. Dockser and Willoughby received options to purchase (1) 1,000,000 Common Shares at an exercise price of $9.77 (i.e., $1.50 per share more than the aggregate average of the high and low sales prices of Common Shares on the New York Stock Exchange during the ten trading days preceding the Closing Date (the "Trading Price"), and
(2) 500,000 Common Shares at an exercise price of $12.27 (i.e., $4.00 per share more than the Trading Price). Such options vest in equal installments on the first five anniversaries of the Closing Date and expire on the eighth anniversary of the Closing Date. If either of Messrs. Dockser and Willoughby voluntarily terminates his employment with the Management Corporation or is terminated for cause, in general (1) all vested options must be exercised within 180 days following such termination or such options will expire, and
(2) all unvested options will expire immediately. Upon death, any unvested options will vest immediately.

     Also in connection with the Merger, Messrs. Cohen and Burchill each received options to purchase 65,000 Common Shares and Ms. Linn and Ms. Azzara each received options to purchase 25,000 Common Shares. Nine other employees of the Corporation received options to purchase a total of 50,000 Common Shares. All such stock options have an exercise price of $9.77 (i.e., $1.50 per share more than the Trading Price), vest in equal installments on the first three anniversaries of the Closing Date and expire on the eighth anniversary of the Closing Date. Each of the foregoing options, except those issued to Messrs. Dockser and Willoughby, were issued pursuant to the Employee Stock Option Plan which was adopted by the Board in June 1995, as further amended in July 1995 and approved by the shareholders in September 1995.


EMPLOYEE STOCK OPTION PLAN

     The purposes of the Employee Stock Option Plan are to enhance the long-term profitability and shareholder value of the Corporation by offering incentives and rewards to those officers and employees of the Corporation and its subsidiaries who are key to the Corporation's growth and success, and to encourage them to remain in the service of the Corporation and its subsidiaries and to acquire and maintain stock ownership in the Corporation.

     The Employee Stock Option Plan provides for grants of stock options to purchase up to 500,000 Common Shares at any time prior to June 30, 2000. As of March 1, 1996, options to purchase a total of 230,000 Common Shares have been issued under the Employee Stock Option Plan. Options granted under the Employee Stock Option Plan are "nonqualified stock options" or "incentive stock options." The exercise price for options granted under the Employee Stock Option Plan may not be less than the fair market value of the Common Shares on the date of grant.

     Any executive officer or other key employee of the Corporation or any subsidiary of the Corporation will be eligible to be granted options. The Stock Option Committee is authorized to select from among eligible employees the individuals to whom options are to be granted and to determine the number of Common Shares to be subject to the options, whether such options are to be incentive stock options or nonqualified stock options, and the terms and conditions of the options, consistent with the Employee Stock Option Plan.

     The Employee Stock Option Plan is administered by the Stock Option Committee consisting of at least three members of the Board, appointed from time to time (and removable) by the Board. Currently, the Stock Option

Committee comprises Messrs. Carlson, Dunnells and Tardio, each of whom is an Unaffiliated Director. Except as permitted by Rule 16b-3(c)(2) under the Exchange Act, options may not be granted under the Employee Stock Option Plan to any member of the Stock Option Committee during the term of his or her membership on the Stock Option Committee.


COMPARISON OF CUMULATIVE SHAREHOLDER RETURNS

     Below is a chart comparing the cumulative total shareholder return on Common Shares with the cumulative total shareholder return of (1) a broad equity market index and (ii) a published industry index or peer group. Such chart compares the cumulative total shareholder return of the Common Shares with the cumulative total shareholder return of the companies on (i) the S&P 500 index provided by Standard & Poor's Corporation and (ii) the NAREIT Mortgage Index provided by the National Association of Real Estate Investment Trusts. The chart assumes an initial investment of $100 on December 31, 1990, and the reinvestment of all dividends paid thereafter with respect to such $100 investment, in each of (i) the Common Shares, (ii) the stocks comprising the S&P 500 Index and (iii) the stocks comprising the NAREIT Mortgage Index.

PERFORMANCE GRAPH


                           12/31/1990     12/31/1991     12/31/1992     12/31/1993     12/31/1994     12/31/1995
                           ----------     ----------     ----------     ----------     ----------     ----------

CRIIMI MAE
Annual Equivalent                           46.33%         27.77%         22.64%         -30.17%        39.56%
Indexed                       $100         146.33         186.97         229.29          160.12        223.45

S&P 500
Annual Equivalent                           30.55%          7.67%          9.99%           1.31%        37.43%
Indexed                       $100         130.55         140.56         154.60          156.63        215.25

NAREIT Mortgage Index*
Annual Equivalent                           31.83%          1.92%         14.55%         -24.30%        63.41%
Indexed                       $100         131.83         134.36         153.91          116.51        190.39

___________________
* The NAREIT Mortgage Index includes all real estate investment trusts ("REITs") listed on the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market System which hold at least 75% of their invested assets in mortgages, including participating mortgages and interests in mortgage pools. During 1995, 24 REITs were included in the NAREIT Mortgage Index. The Corporation will provide to any shareholder upon request the names of the companies whose stocks comprise the NAREIT Mortgage Index.

REPORT OF THE BOARD ON EXECUTIVE COMPENSATION

    THIS REPORT IS NOT DEEMED TO BE "SOLICITING MATERIAL" OR TO BE "FILED" WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") OR SUBJECT TO THE SEC'S PROXY RULES OR TO THE LIABILITIES OF SECTION 18 OF THE EXCHANGE ACT, AND THE REPORT SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY PRIOR OR SUBSEQUENT FILING BY THE CORPORATION UNDER THE SECURITIES ACT OF 1933 OR THE EXCHANGE ACT.

    The Corporation's executive compensation program is intended to attract, retain and reward experienced, highly motivated executive officers who are capable of effectively leading and continuing the growth of the Corporation. The Corporation does not have a standing compensation committee, therefore, compensation decisions are made by the Board. The Board administers the executive compensation program with an objective of utilizing a combination of cash and equity-based compensation to provide motivational incentives for executives that align the executives' goals and interests with those of the Corporation's shareholders.

    In support of these goals, the Corporation's executive compensation program is designed to reward performance that contributes to the Corporation's short-term and long-term success. Accordingly, the Corporation attempts to provide both short-term and long-term incentive compensation that varies based on the Corporation's performance and the individual's performance. To accomplish these goals, the Corporation's executive compensation program is structured with three primary components: base salary, annual bonus and long-term incentives (i.e., stock options and/or stock awards).

    Prior to the Merger in June 1995 (as described below in "Certain Transactions"), none of the executive officers received cash or any other form of compensation from CRIIMI MAE, as the Corporation's day-to-day affairs were managed by an outside adviser. In connection with the Merger, the Corporation entered into employment agreements with each of its executive officers. The employment agreements govern the salary, stock grants and option grants to the executives. The Special Committee, which represented the interests of the Corporation in the Merger, took the above-referenced compensation policies and goals into consideration when negotiating the employment agreements with the executive officers on behalf of the Corporation. See "-Employment and Noncompetition Agreements".

    Except as described in the following paragraph with respect to Messrs. Dockser and Willoughby, the employment agreements provide for base salary levels which are determined according to each individual executive's position in the Corporation. The employment agreements also provide for financial awards in the form of bonuses. While the Board generally has the authority to determine bonuses, certain minimum bonus awards are required by the employment agreements. The Corporation also granted options to purchase Common Shares to each of the executive officers, pursuant to the employment agreements, which vest over a three-to-five-year period. The executive officers may be eligible for additional grants of options pursuant to the CRIIMI MAE Inc. Employee Stock Option Plan, which provides for grants of options to purchase up to 500,000 Common Shares (of which options to purchase 230,000 Common Shares have already been granted). See "-Employee Stock Option Plan" above.

    The Corporation's senior executive officers, Messrs. Dockser and Willoughby, each received a base salary of $62,500 for the period from June 30, 1995 (the Closing Date of the Merger) through December 31, 1995. While the salary and compensation awards of Messrs. Dockser and Willoughby are determined substantially in conformity with the policies described above for all other executive officers of the Corporation, they receive a base salary that is significantly less than senior executives of many comparable companies. This reduced level of base salary paid to Messrs. Dockser and Willoughby is due in part to the concern raised by the members of the Special Committee that the Corporation's senior officers should be closely linked to the performance of the Corporation. Accordingly, a majority of the compensation paid to Messrs. Dockser and Willoughby is in the form of options to purchase Common Shares which vest over a five year period and which have exercise prices above the market price on the date of grant.

    Additionally, in connection with the Merger, the Corporation entered into a deferred compensation arrangement with Messrs. Dockser and Willoughby in the aggregate amount of $5,002,183 pursuant to which the Corporation agreed to pay each of Messrs. Dockser and Willoughby for services performed in connection with structuring the Merger. Pursuant to the Merger, the Management Corporation acquired a note in the principal amount of $5,002,183 payable, with interest, by CRI (the "CRI Receivable"). The Management Corporation concurrently entered into a deferred compensation arrangement with each of Messrs. Dockser and Willoughby for services rendered in connection with the Merger pursuant to which the Management Corporation has agreed to pay, to the extent received with respect to the CRI Receivable, approximately $2,500,000 to each of Messrs. Dockser and Willoughby as deferred compensation. The Management Corporation's obligation to pay the deferred compensation is generally limited to the creation of an irrevocable grantor trust for the benefit of Messrs. Dockser and Willoughby, and to the transfer to such trust of the CRI Receivable, both of which were effected upon the consummation of the Merger. The deferred compensation is paid only to the extent CRI makes principal payments on the CRI Receivable. Interest payments received by the Management Corporation on the CRI Receivable will be paid to each of Messrs. Dockser and Willoughby as additional compensation so long as Messrs. Dockser and Willoughby continue to be employed by the Management Corporation.

    The SEC requires that this report comment upon the Corporation's policy with respect to Section 162(m) of the Internal Revenue Code of 1986, as amended (the"Code"), which limits the deductibility on the Corporation tax return of compensation over $1 million to any of the named executive officers of the Corporation unless, in general, the compensation is paid pursuant to a plan which is performance related, non-discretionary and has been approved by the Corporation's shareholders. The deductibility limitation outlined by
Section 162(m) of the Code is not currently a consideration for the Corporation because none of its executives earned sufficient compensation income in 1995 nor are any Corporation executives anticipated to have sufficient compensation in the near future to be subject to Section 162(m).

                             SUBMITTED BY THE BOARD

               William B. Dockser          H. William Willoughby
               Garrett G. Carlson, Sr.     G. Richard Dunnells
               Larry H. Dale               Robert F. Tardio

BOARD INTERLOCKS AND INSIDER PARTICIPATION

    The Board includes two persons, Messrs. Dockser and Willoughby, who serve as Chairman of the Board and President, respectively, of the Corporation. In connection with the Merger, Messrs. Dockser and Willoughby each executed employment agreements with the Corporation. See "-Employment and Noncompetition Agreements".

    In addition, in the Merger, the Corporation acquired companies affiliated
with CRI for consideration of approximately $32.9 million.   Messrs. Dockser
and Willoughby own all of CRI's capital stock and are directors and executive officers of CRI. Messrs. Dockser and Willoughby each received 1,325,419 Common Shares and options to purchase 1,000,000 Common Shares at an exercise price of $9.77 per share and options to purchase an additional 500,000 Common Shares at an exercise price of $12.27 per share. The options vest in equal installments on the first five anniversaries of the Closing Date of the Merger. The Corporation also assumed approximately $9.1 million in debt owed by CRI and affiliates and guaranteed by Messrs. Dockser and Willoughby. See "-Stock Options" and "Certain Transactions".

    Another CRI-affiliated entity serves as the Adviser for Liquidating REIT, of which the Corporation owns approximately 57% of the Common Stock. The Adviser receives an annual and certain incentive fees for managing CRI Liquidating portfolio of mortgages. In 1995, those fees were $416,007. See "Certain Transactions".

    Through June of 1995, the Adviser also advised the Corporation. As a result of the Merger, the Corporation's Advisory Agreement was cancelled. In 1995, fees in the amount of $1,706,206 were paid by the Corporation for the period prior to the Merger. See "Certain Transactions".

    The Corporation has an Administrative Services Agreement with CRI pursuant to which the Corporation pays CRI for certain services provided to the Corporation. The amount paid in the second half of 1995 was $372,658. The Corporation also subleases office space from CRI at a total annual rent of approximately $450,000. See "Certain Transactions".

                              CERTAIN TRANSACTIONS

MERGER

    On June 21, 1995, the Corporation's shareholders approved the Merger, pursuant to which the Corporation acquired the mortgage investment, servicing, origination and advisory businesses conducted by CRI and its affiliates, including the advisory services previously performed on the Corporation's behalf by the Adviser. Prior to the Merger, the Corporation's portfolio management and day-to-day operations were conducted primarily by the Adviser.

    To effect the Merger, the Corporation formed certain affiliated entities to hold the assets being acquired, including: the Management Corporation, CRIIMI MAE Services Limited Partnership (the "Services Partnership"), and CRIIMI MAE Services, Inc. (the "Services Corporation"). The Management Corporation, a wholly owned subsidiary of the Corporation, serves as its primary operating subsidiary, employing the work force and owning the physical assets transferred by CRI and its affiliates in the Merger. The Services Partnership and the Services Corporation were formed by the Corporation in order to avoid certain negative Real Estate Investment Trust income tax consequences. The Services Partnership holds those contracts, agreements and other arrangements which relate to services provided to third parties and to affiliates of CRI which were transferred in the Merger. The Management Corporation is the sole general partner of the Services Partnership, with a 32% interest, as of December 31, 1995, and the Services Corporation is the sole limited partner of the Services Partnership, with a 68% interest as of December 31, 1995. The Services Corporation was formed primarily to own the limited partnership interest in the Services Partnership. Executive officers of the Corporation own all of the voting common stock, which is entitled to 5% of the dividends paid, and the Corporation owns all of the non-voting common stock, which is entitled to 95% of the dividends paid, in the Services Corporation. No dividends will be paid by the Services Corporation until its $6.6 million obligation to the Management Corporation, including interest thereon, is fully 14 repaid.

    In connection with the Merger, Messrs. Dockser and Willoughby, the sole shareholders of CRI and its affiliates, as well as certain executive officers of the Corporation received the following: (i) Messrs. Dockser and Willoughby each received 1,325,419 Common Shares, (ii) Messrs. Cohen and Burchill each received 40,164 Common Shares, (iii) Ms. Linn and Ms. Azzara each received 15,062 Common Shares, (iv) Messrs. Dockser and Willoughby each received unvested options to purchase 1,500,000 Common Shares, (v) Messrs. Burchill and Cohen each received unvested options to purchase 65,000 Common Shares, (vi) Ms. Linn and Ms. Azzara each received unvested options to purchase 25,000 Common Shares, (vii) each of the foregoing executive officers entered into employment agreements ranging from three to five years in duration, and (viii) Messrs. Dockser, Willoughby, Burchill, Cohen and Ms. Linn and Ms. Azzara purchased, pursuant to a stock issuance agreement, respectively 25%, 25%, 14.6%, 14.6%, 10.4%, and 10.4% of the voting common stock of the Services Corporation. Each of the foregoing options, except those issued to Messrs. Dockser and Willoughby, were issued pursuant to the Employee Stock Option Plan which was adopted by the Board in June 1995, as further amended in July 1995 and approved by the shareholders in September 1995. See "Executive Compensation."

    The aggregate number of Common Shares and other benefits issued or conferred in connection with the Merger was determined by negotiation between the Corporation and Messrs. Dockser and Willoughby. Because of the affiliation between the Corporation and CRI and its affiliates, negotiations on behalf of the Corporation were conducted by the Special Committee. The consideration paid by the Corporation pursuant to the Merger was determined by the Special Committee. To assist in the Merger negotiations, the Special Committee engaged the services of an independent financial advisor, and took into account the views of the financial advisor to the Corporation. The Special Committee considered alternatives to the proposed Merger and concluded that the Merger better served the interests of the Corporation and the public shareholders than any of the alternatives considered. In evaluating the Merger, the Special Committee and the Board gave careful consideration to, among other things, the opinion of its independent financial advisor to the effect that the Merger was fair to the Corporation and the public shareholders, from a financial point of view. After considering all the factors that the Special Committee deemed relevant, the Special Committee unanimously recommended the Merger to the Board.

    Pursuant to the Merger, the Management Corporation acquired a note in the principal amount of $5,002,183 payable by CRI (the "CRI Receivable"). Under the CRI Receivable, interest is payable at the Signet Bank prime rate plus 2% per annum and level payments of principal and interest are payable quarterly until maturity in 2005. The Management Corporation concurrently entered into a deferred compensation arrangement with each of Messrs. Dockser and Willoughby for services rendered in connection with the Merger pursuant to which the Management Corporation has agreed to pay, to the extent received with respect to the CRI Receivable, approximately $2,500,000 to each of Messrs. Dockser and Willoughby as deferred compensation. The Management Corporation's obligation to pay the deferred compensation is generally limited to the creation of an irrevocable grantor trust for the benefit of Messrs. Dockser and Willoughby, and to the transfer to such trust of the CRI Receivable, both of which were effected upon the consummation of the Merger. The deferred compensation is paid only to the extent CRI makes principal payments on the CRI Receivable. Interest payments received by the Management Corporation on the CRI Receivable will be paid to each of Messrs. Dockser and Willoughby as additional compensation so long as Messrs. Dockser and Willoughby continue to be employed by the Management Corporation.

    Pursuant to the Merger, the Management Corporation became liable for indebtedness of CRI and certain of its affiliates totaling $9,100,000. The $9,100,000 of indebtedness consisted of two borrowings: (i) a working capital loan with an outstanding balance of $4,097,817, the proceeds of which had been used over a period of several years prior to the Merger for financing various working capital and investment needs of CRI's businesses, including its mortgage businesses; and (ii) a loan to an affiliate of CRI with an outstanding balance of $5,002,183, the proceeds of which had been used principally to retire subordinated debt of CRI in 1993. Both loans were guaranteed by CRICO Mortgage Company, Inc. and certain other CRI affiliates. In connection with the Merger, Messrs. Dockser and Willoughby and CRI and its affiliated entities were released from their obligations with respect to the $9,100,000 of debt.

CERTAIN OTHER RELATIONSHIPS AND TRANSACTIONS

    Prior to the Merger, the Corporation had engaged the services of the Adviser pursuant to an agreement (the "Advisory Agreement") under which the Adviser was obligated to provide administrative services for the Corporation, evaluate and negotiate voluntary dispositions of mortgage investments, conduct the Corporation's day-to-day affairs, and analyze, evaluate and structure mortgage investments. CRI is the general partner of the Adviser, and Messrs. Dockser and Willoughby own a majority of the limited partnership interests in the Adviser. Messrs. Dockser and Willoughby are all of the shareholders and directors of CRI and Messrs. Dockser and Willoughby are executive officers of CRI. Prior to the Merger, Messrs. Cohen and Burchill and Ms. Azzara and Ms. Linn were executive officers of CRI.

    Under the Advisory Agreement, the Adviser was entitled to receive mortgage selection fees and annual fees (including master servicing fees) based on amounts invested by the Corporation in mortgage investments and incentive fees based on the achievement of certain performance goals. The Adviser and its affiliates were also entitled to reimbursement for certain expenses incurred in connection with the operation and administration of the Corporation. As a result of the Merger, the Advisory Agreement was terminated. Pursuant to the Advisory Agreement prior to its termination as of June 30, 1995, CRIIMI MAE paid the Adviser in 1995 (i) mortgage selection fees of $212,909, (ii) annual fees (including master servicing fees) of $1,493,297, (iii) no incentive fees, and (iv) expense reimbursements of $1,302,074.

    Liquidating REIT is party to a similar agreement with the Adviser (the "Liquidating REIT Advisory Agreement"). Pursuant to the Liquidating REIT Advisory Agreement, in 1995, Liquidating REIT paid the Adviser (i) annual fees of $416,007, (ii) no incentive fees, and (iii) expense reimbursements of $125,482 for expenses incurred prior to the Merger. The Adviser will continue to perform advisory services under the Liquidating REIT Advisory Agreement following the Merger.

    Pursuant to a reimbursement agreement (the "Liquidating REIT Reimbursement Agreement") entered into between the Adviser and the Management Corporation in connection with the Merger, the employees of the Management Corporation perform certain functions on behalf of the Adviser under the Liquidating REIT Advisory Agreement. Neither the Management Corporation nor the Corporation, which owns approximately 57% of Liquidating REIT, will receive advisory fees under the Liquidating REIT Advisory Agreement.
However, commencing July 1, 1995, the Management Corporation is reimbursed, at cost, for its employees' time and expenses pursuant to the Liquidating REIT Reimbursement Agreement. For the period July 1, 1995 through December 31,

1995, Liquidating REIT reimbursed the Management Corporation $122,938 for services provided on its behalf in connection with the Liquidating REIT Reimbursement Agreement.

    Following the Merger, the Corporation continues to maintain its headquarters office at the CRI Building in Rockville, Maryland. The Corporation subleases approximately 22,400 square feet of office space leased by CRI at a total annual rent of approximately $450,000. During the six months ended December 31, 1995, CRIIMI MAE incurred rent charges of approximately $141,000. All increases in lease occupancy charges, including inflation adjustments and expense reimbursements, are passed through on a per square foot basis. This amount reflects prevailing market rates. The term of this sublease will run concurrently with CRI's lease, which expires on October 31, 1997.

    Pursuant to an administrative services agreement with CRI which was entered into in connection with the Merger (the "CRI Administrative Services Agreement"), CRI is obligated to provide the Corporation and its subsidiaries with certain administrative and office facility services and other services, at cost, with respect to certain aspects of the Corporation's business. The Corporation intends to use the services provided under the CRI Administrative Services Agreement to the extent such services are not performed by the Corporation or provided by another service provider. The CRI Administrative Services Agreement is terminable on 30 days' notice at any time by the Corporation. The Corporation and its subsidiaries paid charges under the CRI Administrative Services Agreement of $372,658 for the six months ended December 31, 1995.


PROPOSAL TO APPROVE THE CRIIMI MAE INC. 1996 NON-EMPLOYEE DIRECTOR STOCK PLAN

    The Board adopted the CRIIMI MAE Inc. 1996 Non-Employee Director Stock Plan (the "Director Stock Plan") on January 25, 1996, subject to approval by the shareholders at the Meeting.

    The Board believes that the ownership of Common Shares by directors supports the maximization of long-term stockholder value by aligning the interests of directors with those of shareholders. The Director Stock Plan is designed to facilitate the ownership of Common Shares by directors by providing for the annual grant of both Common Shares and options to purchase Common Shares to Unaffiliated Directors, and by permitting such directors to elect to receive all or a portion of their annual retainer in additional Common Shares, options to purchase Common Shares, or a combination thereof.


SUMMARY OF THE DIRECTOR STOCK PLAN

    A summary of the Director Stock Plan is set forth below. The summary is qualified in its entirety by reference to the full text of the Director Stock Plan, which is attached to this Proxy Statement as Appendix A.

    The purpose of the Director Stock Plan is to promote the long-term growth of CRIIMI MAE by enhancing CRIIMI MAE's ability to attract and retain highly qualified and capable Unaffiliated Directors with diverse backgrounds and experience and by increasing the proprietary interest of Unaffiliated Directors in CRIIMI MAE. Only Unaffiliated Directors of CRIIMI MAE are eligible to participate in the Director Stock Plan. Currently, CRIIMI MAE has four Unaffiliated Directors.

    Under the Director Stock Plan, each Unaffiliated Director will receive an annual grant of 500 Common Shares and an option to purchase an additional 500 Common Shares, and may, in addition, elect to receive Common Shares, or options to purchase Common Shares, or a combination of both, in lieu of all
or a portion of his or her annual retainer.   Effective January 1, 1996,
non-employee directors will receive an annual retainer of $12,000, which is the same amount paid in 1995. A maximum of 500,000 Common Shares will be available for the award of shares and the grant of stock options under the Director Stock Plan, subject to adjustment in the event of stock splits, stock dividends or changes in corporate structure affecting Common Shares.
To the extent a stock option granted under the Director Stock Plan expires or terminates unexercised, the Common Shares allocable to the unexercised portion of such option will be available for awards under the Director Stock Plan. In addition, to the extent that Common Shares are delivered (actually or by attestation) to pay all or a portion of an option exercise price, such shares will become available for awards under the Director Stock Plan.

    If the Director Stock Plan is approved by shareholders, each Unaffiliated Director will be granted 500 Common Shares and an option to purchase an additional 500 Common Shares on May 7, 1996 (the date of the Meeting), and, thereafter, on the first business day of January in each year while the Director Stock Plan is in effect. If an Unaffiliated Director begins service on a date other than the first business day of January in any year, the number of shares subject to the option shall be prorated. Each Unaffiliated Director may also elect to receive a portion of his or her annual retainer in Common Shares or options to purchase Common Shares. The number of Common Shares granted will be based upon the fair market value per Common Share (as defined in the Director Stock Plan) on the date of grant in the year of such election, and will be determined by dividing such fair market value into the amount of the annual retainer that the director elected to receive in Common Shares. The number of Common Shares issuable upon the exercise of the stock options granted will be determined by dividing the amount of the annual retainer that the director elected to receive in stock options by twenty-five percent (25%) of such fair market value per Common Share.

    The exercise price per Common Share of all stock options granted under the Director Stock Plan will be 100% of the fair market value per Common Share on the grant date, defined as the closing sales price per Common Share reported on the New York Stock Exchange Composite Transactions Tape. Options granted under the Director Stock Plan vest immediately and are immediately exercisable upon grant. However, any Common Shares issued upon the exercise of stock options will be subject to restrictions on transfer for a period of six months from the date of grant of the stock option. Options granted under the Director Stock Plan may be exercised until the tenth anniversary of the date of grant. Options may be exercised either by the payment of cash in the amount of the aggregate exercise price or by surrendering (or attesting to ownership of) Common Shares owned by the participant for at least six months prior to the date the option is exercised, or a combination of both, having a combined value equal to the aggregate exercise price of the Common Shares subject to the option or portion of the option being exercised. Any option or portion thereof that is not exercised on or before the tenth anniversary of the date of grant shall expire.

    Options granted under the Director Stock Plan will not be transferable by the participant other than by court order, will or the laws of descent and distribution, unless such transferability is both (i) permitted under all applicable federal and state securities laws, including Rule 16b-3 under the Exchange Act and (ii) approved by the Board, in its sole discretion. Options granted under the Director Stock Plan will be exercisable during the participant's lifetime only by the participant or the participant's guardian, legal representative or similar person.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The grant of an option under the Director Stock Plan will not result in income for the participant or in a deduction for CRIIMI MAE. The exercise of an option will generally result in compensation income for the participant and a deduction for CRIIMI MAE, in each case measured by the difference between the exercise price and the fair market value of the shares at the time of exercise. However, in certain circumstances, the exercise of options within six months from the date of grant will not result in compensation income for the participant (or a deduction for CRIIMI MAE) until the expiration of such six month period.

    The receipt of Common Shares under the Director Stock Plan will generally result in compensation income for the participant and a deduction for CRIIMI MAE, based on the fair market value of the shares on the date awarded.

ADMINISTRATION OF THE DIRECTOR STOCK PLAN

    The Director Stock Plan will be administered by the Board. The Board may amend or terminate the Director Stock Plan at any time, but the terms of any option granted under the Director Stock Plan may not be adversely modified without the participant's consent. In addition, the Board may not amend the Director Stock Plan more than once every six months to change the number of shares subject to an option, the exercise price of an option, the grant date of an option, or the termination provisions relating to an option, other than to comply with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder.

ADDITIONAL INFORMATION

    The closing price of CRIIMI MAE's Common Shares, as reported on the New York Stock Exchange Composite Transactions Tape on March 15, 1996, was $10.25.

    The affirmative vote of a majority of the votes cast on this proposal will constitute approval of the Director Stock Plan.

THE BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF THE CRIIMI MAE Inc. 1996 NON-EMPLOYEE DIRECTOR STOCK PLAN.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    The Corporation's financial statements for the fiscal year ended December 31, 1995 were audited by Arthur Andersen LLP. The directors have selected Arthur Andersen LLP as the Corporation's auditors to examine the financial statements of the Corporation for 1996. A representative of Arthur Andersen LLP will be present at the Meeting. This representative will have an opportunity to make a statement, and will be available to respond to questions by shareholders.

                                  OTHER MATTERS

    The Board knows of no other business which will be presented at the Meeting. If other matters properly come before the Meeting, the persons named as proxy holders will vote on them in accordance with their best judgment.

    The cost of this solicitation of proxies will be borne by the Corporation. In addition to the use of the mails, some of the officers or agents of the Corporation and/or regular employees of the Management Corporation may solicit proxies by telephone and telegraph. The Corporation will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of Common Shares held of record by such persons and may verify the accuracy of marked proxies by contacting record and beneficial owners of the Common Shares. The Corporation will reimburse such persons for their reasonable expenses incurred in forwarding such soliciting materials.


                               1997 ANNUAL MEETING

    Shareholders may present proposals to be considered for inclusion in the Proxy Statement for the 1997 Annual Meeting of Shareholders provided such proposals are received by the Corporation no later than December 1, 1996.



                                   H. WILLIAM WILLOUGHBY
                                   SECRETARY

March 25, 1996


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

                                   APPENDIX A
                                 CRIIMI MAE INC.
                      1996 NON-EMPLOYEE DIRECTOR STOCK PLAN

                         ARTICLE I - PURPOSE OF THE PLAN

     The purpose of the CRIIMI MAE Inc. 1996 Non-employee Director Stock Plan is to promote the long-term growth of CRIIMI MAE Inc. (hereinafter sometimes referred to as the "Corporation") by increasing the proprietary interest of Non-Employee Directors in the Corporation and to attract and retain highly qualified and capable Non-Employee Directors.

     NONE OF THE OPTIONS GRANTED PURSUANT TO THIS PLAN MEET THE REQUIREMENTS OF SECTION 422 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY SUCCESSOR LAW, CONCERNING "INCENTIVE STOCK OPTIONS."

                            ARTICLE II - DEFINITIONS

     Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

     2.1 "ANNUAL GRANT DATE" means the first business day of January.

     2.2 "ANNUAL RETAINER" means the annual cash retainer fee payable by the Corporation to a Non-Employee Director for services as a director of the Corporation, as such amount may be changed from time to time.

     2.3 "AWARD" means an award granted to a Non-Employee Director under the Plan in the form of Options or Shares, or any combination thereof.

     2.4 "BOARD" means the Board of Directors of the Corporation.

     2.5 "CORPORATION" means CRIIMI MAE Inc.

     2.6 "DELAYED GRANT DATE" shall have the meaning set forth in Section 9.1 hereof.

     2.7 "EFFECTIVE DATE" shall have the meaning set forth in Article XII hereof.

     2.8 "FAIR MARKET VALUE" means, with respect to any date, the closing sales price per Share on the New York Stock Exchange Composite Transactions Tape on such date, provided that if there shall be no sale of Shares reported on such date, the Fair Market Value of a Share on such date shall be deemed to be equal to the closing sales price per Share on such Composite Tape for the last preceding date on which sales of Shares were reported.

     2.9 "OPTION" means an option to purchase Shares awarded under Article VIII or IX hereof.

     2.10 "OPTION GRANT DATE" means the date upon which an Option is granted to a Non-Employee Director, which date may fall either on the Annual Grant Date or the Delayed Grant Date, or, with respect to non-elective Options granted in 1996, the Effective Date.

     2.11 "OPTIONEE" means a Non-Employee Director of the Corporation to whom an Option has been granted or, in the event of such Non-Employee Director's death prior to the expiration of an Option, such Non-Employee Director's executor, administrator, beneficiary or similar person, or, in the event of a transfer permitted by Article VII hereof, such permitted transferee.

     2.12 "NON-EMPLOYEE DIRECTOR" means a director of the Corporation who is not an employee of the Corporation or any subsidiary of the Corporation.

     2.13 "PLAN" means the CRIIMI MAE Inc. 1996 Non-Employee Director Stock Plan, as amended and restated from time to time.

     2.14 "STOCK AWARD DATE" means the date on which Shares are awarded to a Non-Employee Director, which date may fall either on the Annual Grant Date or the Delayed Grant Date, or, with respect to non-elective Shares granted in 1996, the Effective Date.

     2.15 "SHARES" means shares of the Common Stock, par value $.01 per share, of the Corporation.

     2.16 "STOCK OPTION AGREEMENT" means a written agreement between a Non-Employee Director and the Corporation evidencing an Option.


                    ARTICLE III - ADMINISTRATION OF THE PLAN

     3.1 ADMINISTRATOR OF THE PLAN.  The Plan shall be administered by the
Board.

     3.2 AUTHORITY OF BOARD. The Board shall have full power and authority to: (i) interpret and construe the Plan and adopt such rules and regulations as it shall deem necessary and advisable to implement and administer the Plan and (ii) designate persons other than members of the Board to carry out its responsibilities, subject to such limitations, restrictions and conditions as it may prescribe, such determinations to be made in accordance with the Board's best business judgment as to the best interests of the Corporation and its stockholders and in accordance with the purposes of the Plan. The Board may delegate administrative duties under the Plan to one or more agents as it shall deem necessary or advisable.

     3.3 DETERMINATIONS OF BOARD. A majority of the Board shall constitute a quorum at any meeting of the Board, and all determinations of the Board shall be made by a majority of its members. Any determination of the Board under the Plan may be made without notice or a meeting of the Board by a written consent signed by all members of the Board.

     3.4 EFFECT OF BOARD DETERMINATIONS. No member of the Board or the Board shall be personally liable for any action or determination made in good faith with respect to the Plan or any Award or to any settlement of any dispute between a Non-Employee Director and the Corporation. Any decision or action taken by the Board with respect to an Award or the administration or interpretation of the Plan shall be conclusive and binding upon all persons.

                       ARTICLE IV - AWARDS UNDER THE PLAN

     Awards in the form of Options and Shares shall be granted to Non-Employee Directors in accordance with Article VIII. Awards in the form of Options or Shares, or a combination thereof, may be granted to Non-Employee Directors in accordance with Article IX. Each Option granted under the Plan shall be evidenced by a Stock Option Agreement.

                             ARTICLE V - ELIGIBILITY

     Non-Employee Directors of the Corporation shall be eligible to participate in the Plan in accordance with Articles VIII and IX.

                     ARTICLE VI - SHARES SUBJECT TO THE PLAN

     Subject to adjustment as provided in Article XI, the aggregate number of Shares which may be issued upon the award of Shares and the exercise of Options shall not exceed [500,000] Shares. To the extent that Shares subject to an outstanding Option are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such Option or by reason of the delivery of Shares (either actually or by attestation) to pay all or a portion of the exercise price of such Option, then such Shares shall again be available under the Plan.

             ARTICLE VII - NON-TRANSFERABILITY OF OPTIONS AND SHARES

     7.1 NON-TRANSFERABILITY OF OPTIONS. All Options granted under the Plan shall not be transferable by a Non-Employee Director during his or her lifetime and may not be assigned, exchanged, pledged, transferred or otherwise encumbered or disposed of except by court order, will or by the laws of descent and distribution. Notwithstanding the foregoing, in the event Options may be transferable without failing to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), then each Option shall be transferable to the extent set forth in the related Stock Option Agreement, as determined by the Board (provided that all Options granted under Article VIII with the same Option Grant Date shall have identical provisions relating to the transferability of such Options). In the event that any Option is thereafter transferred as permitted by the preceding sentence, the permitted transferee thereof shall be deemed the Optionee hereunder. Options shall be exercisable during the Optionee's lifetime only by the Optionee or by the Optionee's guardian, legal representative or similar person.

     7.2 SECURITIES LAW RESTRICTIONS. No Options or Shares granted under the Plan, including Shares issued upon the exercise of Options granted under the Plan, may be assigned, exchanged, pledged, transferred or otherwise encumbered or disposed of by a Non-Employee Director, except to the extent permitted by all applicable federal and state securities laws, including, without limitation, Rule 16b-3 under the Exchange Act.

                 ARTICLE VIII - NON-ELECTIVE OPTIONS AND SHARES

     Each Non-Employee Director shall be granted a combination of Options and Shares, subject to the following terms and conditions:

     8.1 TIME OF GRANT AND AMOUNT OF OPTIONS. On the Effective Date and, thereafter, on the Annual Grant Date in each year (or, if later, on the date on which a person is first elected or begins to serve as a Non-Employee Director), each person who is a Non-Employee Director shall be granted (i) 500 Shares and (ii) Options to purchase 500 Shares (which numbers shall be pro-rated if such Non-Employee Director was first elected or began to serve as a Non-Employee Director after the Annual Grant Date in such year).

     8.2 PURCHASE PRICE. The purchase price per Share under each Option granted pursuant to this Article shall be 100% of the Fair Market Value per Share on the Option Grant Date.

     8.3 EXERCISE OF OPTIONS. Each Option shall be fully exercisable on the Option Grant Date. In no event shall the period of time over which the Option may be exercised exceed ten years from the Option Grant Date. An Option, or portion thereof, may be exercised in whole or in part only with respect to whole Shares.

     Shares shall be issued to the Optionee pursuant to the exercise of an Option only upon receipt by the Corporation from the Optionee of payment in full either in cash or by surrendering (or attesting to the ownership of) Shares together with proof acceptable to the Board that such Shares have been owned by the Optionee for at least six months prior to the date of exercise of the Option, or a combination of cash and Shares, in an amount or having a combined value equal to the aggregate purchase price for the Shares subject to the Option or portion thereof being exercised. The Shares issued to an Optionee for the portion of any Option exercised by attesting to the ownership of Shares shall not exceed the number of Shares issuable as a result of such exercise (determined as though payment in full therefor were being made in cash) less the number of Shares for which attestation of ownership is submitted. The value of owned Shares submitted (directly or by attestation) in full or partial payment for the Shares purchased upon exercise of an Option shall be equal to the aggregate Fair Market Value of such owned Shares on the day immediately preceding the date of the exercise of such Option.

                    ARTICLE IX - ELECTIVE OPTIONS AND SHARES

     Each Non-Employee Director shall be granted elective Options or Shares, or a combination thereof, subject to the following terms and conditions:

     9.1 TIME OF GRANT. On the Annual Grant Date in each year, Options or Shares, or a combination thereof, shall be granted to each Non-Employee Director who, at least six months prior thereto, files with the Board or its designee a written election to receive Options or Shares, or a combination thereof, in lieu of all or a portion of such Non-Employee Director's Annual Retainer payable for services performed as a director during the year commencing on such Annual Grant Date. In the event a Non-Employee Director does not file a written election in accordance with the preceding sentence by reason of becoming a Non-Employee Director after the date which is six months prior to the Annual Grant Date in any year, Options or Shares, or a combination thereof, shall be granted to such Non-Employee Director on the first day (the "Delayed Grant Date") which is six months after the date such Non-Employee Director files with the Board or its designee a written election to receive Options or Shares, or a combination thereof, in lieu of all or a portion of such Non-Employee Director's Annual Retainer; PROVIDED, HOWEVER, that such election may apply only to the portion of such Non-Employee Director's Annual Retainer determined by multiplying such Non-Employee Director's Annual Retainer by a fraction, the numerator of which is the number of days from and including the Delayed Grant Date to and including the last day of the period for which such Annual Retainer would otherwise be payable, and the denominator of which is 365 or 366, as the case may be. An election pursuant to the first sentence of this Section 9.1 may be revoked or changed only on or prior to the date which is six months prior to the following Annual Grant Date. An election pursuant to the second sentence of this Section 9.1 shall be irrevocable.

     9.2 NUMBER AND TERMS OF OPTIONS. The number of Shares subject to an Option granted pursuant to this Article shall be the number of whole Shares equal to (i) the product of four (4) times the portion of the Annual Retainer which the Non-Employee Director has elected pursuant to Section

9.1 shall be payable in Options, divided by (ii) the Fair Market Value per Share on the Option Grant Date. Any fraction of a Share shall be disregarded and the remaining amount of such Annual Retainer shall be paid in cash. The purchase price per Share under each Option granted pursuant to this Article shall be 100% of the Fair Market Value per Share on the Option Grant Date. Each Option granted pursuant to this Article shall be exercisable in accordance with Section 8.3.

     9.3 NUMBER OF SHARES. The Number of Shares granted pursuant to this Article shall be the number of whole Shares equal to (i) the portion of the Annual Retainer which the Non-Employee Director has elected pursuant to
Section 9.1 shall be payable in Shares, divided by (ii) the Fair Market Value per Share on the Stock Award Date. Any fraction of a Share shall be disregarded and the remaining amount of such Annual Retainer shall be paid in cash. Upon an Award of Shares to a Non-Employee Director, the stock certificate representing such Shares shall be issued and transferred to the Non-Employee Director, whereupon the Non-Employee Director shall become a stockholder of the Corporation with respect to such Shares and shall be entitled to vote the Shares.

                      ARTICLE X - AMENDMENT AND TERMINATION

     The Board may amend the Plan from time to time or terminate the Plan at any time; PROVIDED, HOWEVER, that no action authorized by this Article shall adversely change the terms and conditions of an outstanding Option without the Optionee's consent and, subject to Article XI, the number of Shares subject to an Option granted under the Plan, the purchase price therefor, the date of grant of any such Option and the termination provisions relating to such Option, shall not be amended more than once every six months, other than to comply with changes in the Internal Revenue Code of 1986, as amended, or any successor law, or the Employee Retirement Income Security Act of 1974, as amended, or any successor law, or the rules and regulations thereunder.

                       ARTICLE XI - ADJUSTMENT PROVISIONS

     11.1 If the Corporation shall at any time change the number of issued Shares without new consideration to the Corporation (such as by stock dividend, stock split, recapitalization, reorganization, exchange of shares, liquidation, combination or other change in corporate structure affecting the Shares) or make a distribution of cash or property which has a substantial impact on the value of issued Shares: (i) the total number of Shares reserved for issuance under the Plan shall be appropriately adjusted; (ii) the number of Shares to be issued annually pursuant to Section 8.1 shall be appropriately adjusted; and (iii) the number of Shares covered by each outstanding Option and the purchase price per Share under each outstanding Option and the number of Shares underlying Options to be issued annually pursuant to Section 8.1 shall be adjusted so that the aggregate consideration payable to the Corporation and the value of each such Option shall not be changed.

     11.2 Notwithstanding any other provision of the Plan, and without affecting the number of Shares reserved or available hereunder, the Board shall authorize the issuance, continuation or assumption of outstanding Options or provide for other equitable adjustments after changes in the Shares resulting from any merger, consolidation, sale of assets, acquisition of property or stock, recapitalization, reorganization or similar occurrence in which the Corporation is the continuing or surviving corporation, upon such terms and conditions as it may deem necessary to preserve Optionees' rights under the Plan.

     11.3 In the case of any sale of assets, merger, consolidation or combination of the Corporation with or into another corporation other than a transaction in which the Corporation is the continuing or surviving corporation and which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property, or any combination thereof (an "Acquisition"), any Optionee who holds an outstanding Option shall have the right (subject to the provisions of the Plan and any limitation applicable to the Option) thereafter and during the term of the Option, to receive upon exercise thereof, the Acquisition Consideration (as defined below) receivable upon the Acquisition by a holder of the number of Shares which would have been obtained upon exercise of the Option or portion thereof, as the case may be, immediately prior to the Acquisition. The term "Acquisition Consideration" shall mean the kind and amount of shares of the surviving or new corporation, cash, securities, evidence of indebtedness, other property or any combination thereof receivable in respect of one Share of the Corporation upon consummation of an Acquisition.

                          ARTICLE XII - EFFECTIVE DATE

     The Plan shall be submitted to the stockholders of the Corporation for approval and, if approved by the affirmative votes of the holders of a majority of the securities of the Corporation present, or represented, and entitled to vote at the 1996 annual meeting of stockholders (the "1996 Meeting"), shall become effective as of the date of the 1996 Meeting (the "Effective Date"). If stockholder approval is not obtained at the 1996 Meeting, the Plan shall be nullified.